Exhibit 8.2

May 19, 2025

Southern States Bancshares, Inc.

615 Quintard Avenue

Anniston, Alabama 36201

Ladies and Gentlemen:

We have acted as tax counsel to Southern States Bancshares, Inc., an Alabama corporation (“Southern States”), in connection with the registration statement on Form S-4 of FB Financial Corporation (“FB Financial”) filed with the Securities and Exchange Commission (the “SEC”) (such registration statement, including the joint proxy/prospectus included therewith and as amended, the “Registration Statement”) with respect to registration under the Securities Act of 1933, as amended to the date hereof (the “Securities Act”), of shares of FB Financial common stock(the “Common Stock”), and the issuance of the Common Stock in connection with the merger of Southern States with and into FB Financial (the Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 31, 2025, between Southern States and FB Financial (the “Merger Agreement”). For purposes of this opinion letter, capitalized terms used, and not otherwise defined, herein shall have the meaning ascribed to them in the Merger Agreement or Registration Statement, as applicable.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of Southern States and FB Financial, and such statutes, regulations and other instruments as we have deemed necessary or advisable for purposes of this opinion, including: (i) the Registration Statement, (ii) the Merger Agreement, (iii) certain resolutions adopted by the boards of directors and committees of Southern States and FB Financial, respectively, (iv) the representation letters of an officer of Southern States and FB Financial, respectively, delivered to us for purposes of this opinion (“Representation Letters”), and (v) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. In addition, we have assumed that: (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the factual statements concerning the Merger and the parties thereto set forth in the Merger Agreement and Representation Letters are true, complete and correct and the factual statements concerning the Merger Agreement, the Merger and the parties thereto set forth in the Registration Statement and Representation Letters are true, complete and correct and, in each case, will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (v) the genuineness of all signatures, (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, and (vii) all applicable reporting requirements have been or will be satisfied. If any of the above-described assumptions is untrue for any reason, our opinion as expressed below may be adversely affected. As to any facts material to our opinions including those set forth in any of the foregoing, we have made no independent investigation or verification of such facts.

We hereby confirm that the discussion in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”, insofar as such discussion constitutes legal conclusions with respect to matters of U.S. federal income tax law, is our opinion as to the material U.S. federal income tax consequences of the Merger applicable to U.S. Holders of Southern States common stock, $5.00 par value per share, subject to the assumptions, exceptions, limitations and qualifications set forth therein.

Our opinion is limited to the U.S. federal income tax issues specifically addressed in the Registration Statement under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” and expressed herein and no opinion is expressed or should be inferred as to any other U.S. federal income tax issues or the tax consequences under any state, local or foreign laws or with respect to other areas of U.S. federal taxation. Our opinion represents our evaluation of statutory, regulatory, judicial and administrative authorities existing as of the date of our opinion set forth above, any of which is subject to change at any time, potentially with retroactive effect.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement filed on the date hereof, and we further consent to the use of our name under the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Jones Walker LLP
Jones Walker LLP